Exhibit 99.1

News Release

Public	Storage, Inc.
701	Western Avenue
Glendale,	CA 91201-2349
www.publicstorage.com

For Release:	Immediately
Date:	August 22, 2006
Contact:	Mr. Clemente Teng
(818) 244-8080

Public Storage Completes Shurgard Acquisition

GLENDALE, California — Public Storage, Inc. (NYSE:PSA) announced today the completion of the previously announced acquisition of Shurgard Storage Centers, Inc. (NYSE:SHU) in a transaction with a total value of approximately $5.5 billion. The transaction will further expand the size of the nation’s largest self-storage company with an ownership interest in over 2,100 facilities in 38 states and seven European nations.

All of Shurgard’s shares of common stock have been converted into the right to receive 0.82 shares of Public Storage common stock, Public Storage assumed approximately $1.9 billion of Shurgard debt and $136 million of Shurgard preferred stock has been redeemed. The shareholders of Public Storage and Shurgard approved the transaction at meetings held earlier in the day.

“We are pleased to have successfully completed the transaction combining Public Storage and Shurgard and look forward to the rapid integration of our two companies,” said Ronald L. Havner, Jr., President and Chief Executive Officer of Public Storage.

Public Storage will retain its headquarters in Glendale, California. Gary E. Pruitt, formerly an independent member of Shurgard’s Board of Directors, will join the Public Storage Board of Directors.

Shurgard common stock will be delisted from the New York Stock Exchange effective at the close of business today.

In connection with the transaction, Goldman Sachs served as exclusive financial advisor to Public Storage, and Wachtell, Lipton, Rosen & Katz and Preston Gates & Ellis LLP served as its legal counsel. Citigroup Corporate and Investment Banking and Banc of America Securities LLC served as financial advisors to Shurgard, and Willkie Farr & Gallagher LLP and Perkins Coie LLP served as its legal counsel.

About Public Storage, Inc.

Public Storage, Inc., a member of the S&P 500 and the Forbes Global 2000, is a fully integrated, self-administered and self-managed real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities. Public Storage’s headquarters are located in Glendale, California. Public Storage’s self-storage properties are located in 37 states. At June 30, 2006, Public Storage had interests in 1,516 storage facilities with approximately 92 million net rentable square feet.

Additional information about Public Storage, Inc. is available on its website, www.publicstorage.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, to be materially different from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected and the possibility that costs or difficulties related to the integration of Shurgard operations into Public Storage will be greater than expected. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in Public Storage’s filings with the Securities and Exchange Commission, including in Part II, Item 1A, “Risk Factors,” in Public Storage’s Quarterly Report on Form 10-Q and 8-K. Public Storage assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #